FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Report Under Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Current Report As Of  June 19, 2006

Commission File Number 33-16531-D

INTERNATIONAL AUTOMATED SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

UTAH	87-0447580
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

326 North SR 198
Salem, Utah 84653
(Address of principal executive offices)

Registrant's telephone number including area code    (801) 423-8132

Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant.

On or about June 15, 2006, Registrant’s Certifying Public Accountant, Hansen Barnett & Maxwell (“HB&M”)of Salt Lake City, Utah, resigned and advised that it would not continue to serve as the Company’s independent registered public accounting firm.

The reports of HB&M on the financial statements of the Company as of and for the years ended June 30, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the addition of an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the years ended June 30, 2005 and 2004 and through June 15, 2006, there were no disagreements with HB&M on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of HB&M, would have caused HB&M to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements for such periods.

On June 19, 2006, the Registrant engaged Mantyla McReynolds LLC of Salt Lake City, Utah (“Mantyla”) as its independent registered public accounting firm.

No consultations occurred between the Company and Mantyla during the years ended June 30, 2005 and 2004 and through June 15, 2006 regarding either (I) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or other information provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304 (a) (1) (iv) of Regulation S-B.

Exhibits

The following exhibit is furnished with this report.

Exhibit Number	Description

16.1	Letter from Hansen, Barnett & Maxwell to the Securities and Exchange Commission

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date June 28, 2006.
International Automated Systems, Inc.

By s/ Neldon Johnson
President and Chief Executive Officer